Exhibit 10.9

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made as of _________________, 202__ by and between Cartesian Growth Corporation, an exempted company incorporated under the laws of the Cayman Islands (“SPAC”) and the individual or entity set forth on the signature page hereto (the “Voting Party”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the SPAC together with Rook MS LLC, a Delaware limited liability company, Tiedemann Wealth Management Holdings, LLC, a Delaware limited liability company, TIG Trinity GP, LLC, a Delaware limited liability company, TIG Trinity Management, LLC, a Delaware limited liability company, Alvarium Investments Limited, an English private limited company and Alvarium Tiedemann Capital, LLC, a Delaware limited liability company have entered into a Business Combination Agreement, dated September 19, 2021 (the “Business Combination Agreement”); and

WHEREAS, the Voting Party currently owns and, upon closing of the transactions contemplated by the Business Combination Agreement, will own shares of SPAC Common Stock. SPAC, after the Closing Date, is referred to herein as the “Surviving Company.”

WHEREAS, the Surviving Company has separately agreed to nominate for election or re-election at each annual meeting of shareholders the director designee of IlWaddi Cayman Holdings (the “Shareholder”) subject to such designee being reasonably satisfactory to the Surviving Company’s Board and/or Nominating Committee (the “Shareholder Designee”).

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Agreement to Vote. During the term of this Agreement and for as long as the Voting Party holds Voting Shares (as defined below), the Voting Party agrees with the Surviving Company to vote all securities of the Surviving Company that may vote in the election of the Surviving Company’s directors that such Voting Party owns from time to time (hereinafter referred to as the “Voting Shares”) in such manner as may be necessary to elect (and maintain in office) the Shareholder Designee, whether at a regular or special meeting of stockholders or any class or series of stockholders or by written consent. For the avoidance of doubt, nothing in this Agreement shall restrict a Voting Party’s right to sell or transfer Voting Shares.

2. Obligations. The Shareholder and the Surviving Company agree not to take any actions that would contravene or materially and adversely affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Surviving Company’s Board of Directors as herein stated. The parties acknowledge that the fiduciary duties of each member of the Surviving Company’s Board of Directors are to the Surviving Company’s stockholders as a whole.

3. Covenants. The Voting Party agrees to vote in favor of the election or re-election of the Shareholder Designee, as provided herein, as director of the Surviving Company. The Voting Party will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Voting Party and will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of each Voting Party hereunder against impairment.

4. Termination. This Agreement shall terminate automatically on the earlier of the date that (i) the Shareholder owns less than fifty percent (50%) of the SPAC Common Stock held by it immediately following the Closing, and (ii) the Voting Party owns less than fifty percent (50%) of the SPAC Common Stock held by it immediately following the Closing. This Agreement shall also terminate automatically with respect to any Voting Shares no longer held by the Voting Party.

5. Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Surviving Company and (ii) the Voting Party.

6. Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of New York without reference to its conflicts of laws provisions, except that all matters relating to the fiduciary duties of the Surviving Company’s Board of Directors shall be subject to the laws of Delaware.

8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

9. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

10. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

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This Agreement is hereby executed effective as of the date first set forth above.

SPAC

CARTESIAN GROWTH CORPORATION

By:
Name:
Title:

VOTING PARTY

[______]

By:
Name:
Title: